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                                                                      Exhibit 23

The Board of Directors
O'Charley's, Inc.


We consent to incorporation by reference in the registration statements (No. 33-39869, No. 33-39872, No. 33-51316, No. 33-51338, No. 333-63495 on Form S-8)
of O'Charley's, Inc. of our report dated February 5, 1999, relating to the balance sheets of O'Charley's, Inc. as of December 27, 1998 and December 28, 1997, and the related statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 27, 1998, which report appears in the December 27, 1998 annual report on Form 10-K of O'Charley's, Inc.





Nashville, Tennessee                                       KPMG LLP
March 26, 1999